  Exhibit 10.3

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement (“Amendment”), effective as of April 1, 2020, is entered into by and between PEDEVCO Corp., as successor-in-interest to Pacific Energy Development Corp. (herein referred to as the “Company”), and Clark R. Moore (“Executive”).

WHEREAS, the Company and Executive have entered into an employment agreement, dated June 10, 2011, as amended to date (the “Agreement”), concerning the employment of Executive as Executive Vice President, General Counsel and Secretary of the Company; and

WHEREAS, the parties wish to amend the Agreement to revise certain terms of the Agreement as set forth herein in order to reduce Company costs on a temporary basis;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.
Temporary Reduction in Base Salary: Commencing on April 1, 2020, and terminating upon such time as the Company determines, in its reasonable discretion, that oil markets have recovered to acceptable levels, Executive’s annual base salary shall be reduced from $250,000.00 to $200,000.00. Notwithstanding the forgoing, Executive’s annual base salary for purposes of calculating any “Separation Payments” under the termination provisions set forth in Section 5 of the Agreement shall remain at $250,000.00 during the duration of the temporary base salary reduction.

2.
Except to the extent modified hereby, the Agreement shall remain in full force and effect.

3.
This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

IN WITNESS WHEREOF, the parties have caused the Amendment to be executed as of the date and year first referenced above.

“The Company”	PEDEVCO Corp.

Date: March 31, 2020	By:	/s/ Simon Kukes
Dr. Simon Kukes
Chief Executive Officer

Date: March 31, 2020	By:	/s/ Clark R. Moore
Clark R. Moore

Amendment to Moore Employment Agreement